Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan of our report dated March 21, 2024, with respect to the financial statements of Guardian Pharmacy Services, Inc. included in the Prospectus (filed September 25, 2024) of Guardian Pharmacy Services, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
September 27, 2024